UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2024, Mangoceuticals, Inc. (“we”, “our”, “us” or the “Company”) held its 2024 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, 20,115,314 shares of common stock present in person or via proxy, were present at the meeting, constituting a quorum based on 24,819,500 shares of common stock outstanding as of May 6, 2024, the record date for the Meeting.

The following six proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 16, 2024 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

Proposal 1

The individuals listed below were elected at the Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified:

	For	Withhold	Broker Non-Votes
Jacob D. Cohen	15,553,405	68,968	4,492,941
Lorraine D’Alessio	15,483,173	139,200	4,492,941
Alex P. Hamilton	15,557,635	64,738	4,492,941
Dr. Kenny Myers	15,483,202	139,171	4,492,941

Proposal 2

A proposal to approve the issuance of more than 19.99% of our outstanding common stock upon the conversion of shares of Series B Convertible Preferred Stock and upon the exercise of certain warrants in accordance with Nasdaq Listing Rule 5635(d)(the “SPA Nasdaq Proposal”), was approved.

For	Against	Abstain	Broker Non-Votes
15,375,900	226,379	20,095	4,492,940

Proposal 3

A proposal to approve the issuance of more than 19.99% of our outstanding common stock pursuant to the terms of an Equity Purchase Agreement (the “ELOC”), for purposes of complying with Nasdaq Listing Rule 5635(d) (the “ELOC Nasdaq Proposal”), was approved.

For	Against	Abstain	Broker Non-Votes
15,374,504	227,775	20,095	4,492,940

Proposal 4

A proposal to approve the issuance of more than 19.99% of our outstanding common stock, for purposes of complying with Nasdaq Listing Rule 5635(a) and (d), upon the full issuance of shares of common stock issuable by the Company as dividends on, and upon the conversion of, the 6% Series C Convertible Cumulative Preferred Stock (the “IP Purchase Nasdaq Proposal”), was approved.

For	Against	Abstain	Broker Non-Votes
15,374,380	227,899	20,095	4,492,940

Proposal 5

A proposal to approve the appointment of Turner, Stone & Company, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2024, was approved.

For	Against	Abstain	Broker Non-Votes
20,058,982	47,441	8,891	-0-

Proposal 6

A proposal to approve the adjournment of the Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Meeting to approve the SPA Nasdaq Proposal, ELOC Nasdaq Proposal and/or IP Purchase Nasdaq Proposal, was approved; however, no adjournment of the Meeting was necessary.

For	Against	Abstain	Broker Non-Votes
15,860,029	35,481	83,888	4,135,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: June 17, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer